Exhibit 12.2

Certification by the Principal Financial Officer pursuant to

Securities Exchange Act Rules 13a-14(a) and 15d-14(a)

as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David Schilansky, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 20-F of DBV Technologies S.A.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date: January 29, 2018

/s/ David Schilansky
Name:	David Schilansky
Title:	Deputy Chief Executive Officer (Principal Financial Officer)